[Form of Proxy Card-Front]

                                 HRE PROPERTIES

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                          to be held on March 12, 1997

       THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF HRE PROPERTIES

The undersigned hereby constitutes and appoints Willing L. Biddle and James R. Moore, and each of them, as Proxies of the undersigned, with full power to appoint his or her substitute, and authorizes each of them to represent and vote all shares of beneficial interest of HRE Properties (the "Trust") held of record as of the close of business on January 27, 1997, at the Annual Meeting of Shareholders of the Trust (the "Annual Meeting") to be held at the Doral
Arrowwood Conference Center, Anderson Hill Road, Rye Brook, New York, on Wednesday, March 12, 1997, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is given, this proxy will be voted FOR (i) the approval of the proposed Plan of Reorganization, which provides for the reorganization of the Trust from a Massachusetts business trust into a Maryland corporation by the means of the merger of the Trust with and into HRE Properties, Inc., a newly organized Maryland corporation which is wholly owned by the Trust (the "Corporation"), as set forth in Proposal 1, (ii) the election of three Trustees to serve for the ensuing three years as Trustees of the Trust or, if the Plan of Reorganization is approved and consummated, as Directors of the Corporation, as set forth in Proposal 2, (iii) the approval of the Restricted Stock Award Plan providing for the grant of restricted stock awards to key management personnel of the Trust or, if the Plan of Reorganization is approved and consummated, key management personnel of the Corporation, as set forth in Proposal 3, and (iv) the ratification of the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and consummated, the Corporation, for the ensuing fiscal year, as set forth in Proposal 4. In their discretion, the Proxies are each authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A shareholder wishing to vote in accordance with the Board of Trustees' recommendations need only sign and date this proxy and return it in the enclosed envelope.

                           HRE PROPERTIES
                           P.O. Box 11191
                           New York, N.Y. 10203-0191

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders, the Proxy Statement/Prospectus and the Trust's Annual Report to Shareholders and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised by filing a notice of such revocation, by filing a later dated proxy with the Secretary of the Trust or by voting in person at the Annual Meeting.

              (Continued and to signed and dated on reverse side.)

                         [Form of Proxy Card - Reverse]

     THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THESE PROPOSALS.

         Proposal 1. Proposal to approve the proposed Plan of Reorganization which provides for the reorganization of the Trust from a Massachusetts business trust into a Maryland corporation by the means of the merger of the Trust with and into HRE Properties, Inc., a newly organized Maryland corporation which is wholly owned by the Trust.

       FOR        |_|             AGAINST    |_|            ABSTAIN     |_|

         Proposal 2. Proposal to elect three Trustees to serve for the ensuing three years as Trustees of the Trust or, if the Plan of Reorganization is approved and consummated, as Directors of the Corporation.

Nominees:  Robert  R.  Douglass,  George  H.C.  Lawrence,   Charles  J.  Urstadt
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exception" box and write that nominee's name in the space provided below.)

Exceptions:_______________________________________________________

 FOR all nominees  |_|     WITHHOLD AUTHORITY to vote    |_|     EXCEPTIONS  |_|
                                for all nominees

        Proposal 3. Proposal to approve a Restricted Stock Award Plan providing for the grant of restricted stock awards to key management personnel of the Trust or, if the Plan of Reorganization is approved and consummated, key management personnel of the Corporation.

      FOR        |_|             AGAINST    |_|            ABSTAIN     |_|

         Proposal 4. Proposal to ratify the appointment of Arthur Andersen LLP as the independent auditors of the Trust or, if the Plan of Reorganization is approved and consummated, the Corporation, for the ensuing fiscal year.

     FOR        |_|             AGAINST    |_|            ABSTAIN     |_|


                                                       Change of Address and
                                                       or Comments Mark Here |_|


                          Please sign name exactly as shown. When there is more than one holder, each should sign. When signing as an attorney, administrator, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, stating his or her title or authority.

                          Date:  _______________________________________________

                          ______________________________________________________
                                              Signature(s)
                          ______________________________________________________
                                              Signature(s)

                          Votes must be indicated (X) in Black or Blue ink.|_|

                          Please vote and sign on this side and return promptly in the enclosed envelope. Do not forget to date your proxy.